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WSi INTERACTIVE CORPORATION         Symbols: CDNX- WIZ                 OTC-WIZZF



                                  NEWS RELEASE

January 25th, 2000


RESPONDS TO CANADIAN VENTURE EXCHANGE

WSi Interactive Corp., at the request of the Canadian Venture Exchange (CDNX), wishes to announce that there have been no material changes or events affecting the Company that would explain the recent activity in the market for its common shares.

The Company is currently in negotiations on a number of transactions, and will announce details of such if and when any such negotiations are successfully concluded.

THE BUSINESS OF WSI

WSI INTERACTIVE CORPORATION is an innovative Internet business development and marketing firm, whose objective is to capitalize on direct marketing opportunities on the Internet. WSI builds, manages and markets online businesses in the financial, e-tailing and e-commerce, entertainment and e-advertising sectors.

To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to info@ws-i.com / fax: 604 687 4990.

To fax your request please complete the following

NAME:               ______________________________________________

COMPANY:            ______________________________________________

e-mail address:     ______________________________________________

PHONE#:             ______________________________________________

FAX#:               ______________________________________________

Send by:       E-mail or fax:   yes / no.         Or: e-mail only:    yes / no


WSi INTERACTIVE CORPORATION
Toll free:     1-888-388-4636
Telephone:     1-604-681-8589
Fax:           1-604-687-4990

Website:  www.ws-i.com

ON BEHALF OF THE COMPANY

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"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed nor accepted any responsibility for the adequacy or accuracy of the contents of this release.